SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the date set forth on the signature page hereof between Netsmart Technologies, Inc., a Delaware corporation, having its principal office at 3500 Sunrise Highway, Suite D122, Great River, NY 11739 (the “Company”), and the undersigned (the “Subscriber”).

W I T N E S S E T H:

WHEREAS, the Company is offering (the “Offering”) to a limited number of “accredited investors,” as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), shares (the “Shares”) of its Common Stock, par value $.01 per share (“Common Stock”), and, in addition to the Shares, a 5-year warrant in the form attached as Exhibit W(the “Warrant”) to purchase, for an initial exercise price of $11 per share, 1 share of Common Stock for every 4 Shares purchased in the Offering (the “Warrant Shares”). (The Shares, the Warrant and the Warrant Shares are collectively referred to herein as the “Securities”); and

WHEREAS, the Shares and the Warrant are offered and sold as a Unit, consisting of 1 Share and a Warrant, at a purchase price of $9.1796 per Unit (the “Unit Purchase Price”) for an aggregate Offering price to the Subscriber and the other subscribers in the Offering of $6,000,000; and

WHEREAS, the Subscriber desires to purchase, and the Company desires to sell, Units on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises and the representations and covenants hereinafter set forth, the parties hereto agree as follows:

1.	PURCHASE AND SALE OF SECURITIES.

1.1    At the Closing (the “Closing”), the Company shall issue and sell to the Subscriber and the Subscriber shall purchase from the Company, a number of Units equal to the quotient resulting from dividing (a) the total dollar amount of the Subscriber’s subscription (the “Subscription Price”) as set forth on the signature page hereof by (b) the Unit Purchase Price. The number of Shares and Warrant Shares shall be rounded to the nearest whole number.

1.2    The Closing shall be held at a date and time designated by the Company prior to 11:59 p.m. Eastern Standard Time on October 19, 2005 (subject to extension of up to 15 days at the discretion of the Company without notice to the Subscriber) (the “Expiration Date”). The Closing shall be contemporaneous with and subject to the closing of the merger transaction (the “Transaction”) described in the “Recent Developments” section of the Memorandum (as defined) and to the other closing conditions set forth herein. The certificates representing the Shares and Warrants will be delivered by the Company to the Subscriber within 10 days following the Closing.

1.3    The Subscription Price is payable by personal or business check, subject to collection, or money order, made payable to North Fork Bank (the “Escrow Agent”) F/B/O Netsmart Technologies, Inc. contemporaneously with the execution and delivery of this Agreement by the Subscriber. Subscribers may also pay by wire transfer in immediately available funds to:

North Fork Bank
ABA Routing Number: 021407912
Account Number: 6824029638
For: Netsmart Technologies, Inc. Escrow Account

The Subscription Price will remain in escrow until the earlier of termination of this Agreement or Closing. Accrued interest on the funds in escrow shall be disbursed to the Company if Closing occurs within fifteen (15) days from the date of this Agreement; otherwise, accrued interest earned on the funds in escrow (including during the aforementioned fifteen (15) days) shall be disbursed to the Subscriber.

2.    REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER.

2.1    The Subscriber acknowledges that the purchase of the Securities involves a high degree of risk including, but not limited to, the following: (i) an investment in the Company is speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) the Subscriber may not be able to liquidate his/its investment; (iii) transferability of the Securities is limited; (iv) in the event of a disposition of the Securities, the Subscriber could sustain the loss of his/its entire investment and (v) the Company has not paid any dividends on its Common Stock, except as described in the Company’s filings with the Securities and Exchange Commission, and the Company does not anticipate the payment of dividends in the foreseeable future.

2.2    The Subscriber represents that the Subscriber is an “accredited investor”, as such term is defined in Rule 501 of Regulation D under the Securities Act, as indicated by the Subscriber’s responses to the questions contained in Article 8 hereof. If the Subscriber is a natural person, the Subscriber has reached the age of majority in the state or other jurisdiction in which the Subscriber resides, has adequate means of providing for the Subscriber’s current financial needs and contingencies, is able to bear the economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and, at the present time, can afford a complete loss of such investment.

2.3    The Subscriber acknowledges and represents that the Subscriber has prior investment experience, including investment in securities which are non-listed, unregistered and/or not traded on the Nasdaq National or SmallCap Market or a national stock exchange, or the Subscriber has employed the services of a financial or investment advisor, attorney and/or accountant to review the documents and information furnished and/or made available by the Company to the Subscriber and to evaluate the merits and risks of such an investment on the Subscriber’s behalf.

2.4    The Subscriber acknowledges receipt and review of, among other information, a private placement memorandum (the “Memorandum”) relating to this Offering and describing the proposed Transaction to which consummation of this Offering is subject. Subscriber further represents that the Subscriber has been furnished by the Company during the course of this Offering transaction, all information regarding the Company which the Subscriber or its advisors or representatives have requested, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company, the proposed Transaction and the terms and conditions of the Offering.

2.5   (a)    The Subscriber has relied solely upon the information provided by the Company in making the decision to invest in the Securities. The Subscriber is familiar with and understands the terms of the Offering, including the rights to which the Subscriber is entitled under this Agreement. In evaluating the suitability of an investment in the Company, the Subscriber has not relied upon any representation or other information (whether oral or written) from the Company, or any agent, employee or affiliate of the Company other than as set forth in the Memorandum or the documents incorporated by reference therein and the results of Subscriber’s own independent investigation. To the extent necessary, the Subscriber has retained, at his/its sole expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Securities hereunder.

(b)    The Subscriber represents that no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Subscriber did not receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available, or attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

2.6    The Subscriber acknowledges that none of the Offering, the Memorandum or the Securities have been reviewed by the Securities and Exchange Commission (“SEC”) or any state securities regulatory authority or other governmental body or agency, since the Offering is intended to be exempt from the registration requirements of the Securities Act pursuant to Regulation D promulgated under the Securities Act. The Subscriber understands that if required by the laws or regulations or any applicable jurisdictions, the Offering contemplated hereby will be submitted to the appropriate authorities of such state(s) for registration of exemption therefrom.

2.7    The Subscriber understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon the Subscriber’s investment intention. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Securities for the Subscriber’s own account for investment purposes only and not with a view toward the resale or distribution to others and has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Securities to any other person. The Subscriber, if an entity, also represents that it was not formed for the purpose of purchasing the Securities.

2.8    The Subscriber understands that although there currently is a public market for the Company’s Common Stock, Rule 144 promulgated under the Securities Act (“Rule 144”) requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Subscriber understands and acknowledges that the Company is under no obligation to register any of the Securities under the Securities Act or any state securities or “blue sky” laws or assist the Subscriber in obtaining an exemption from various registration requirements, other than as set forth in Article 6 herein.

2.9    The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities substantially as set forth below. The Subscriber is aware that the Company will make a notation in its appropriate records, or will cause such notation to be made in the records of its transfer agent, with respect to the restrictions on the transferability of the Securities.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The foregoing legend will be removed upon the registration and sale of the Securities in accordance with Section 6 of this Agreement.

2.10   The Subscriber agrees to supply the Company, within five (5) days after the Subscriber receives the request therefor from the Company, with such additional information concerning the Subscriber as the Company reasonably deems necessary or advisable in order to establish or verify the Subscriber’s representations contained herein.

2.11   The Subscriber represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber’s principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

2.12   The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute, deliver, and perform this Agreement and to purchase the Securities. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

2.13   If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other entity (a) it is authorized and qualified to become an investor in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so and (b) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.14   The Subscriber understands, acknowledges and agrees with the Company that this Subscription may be rejected, in whole or in part, by the Company, in the sole discretion of the Company, at any time before any Closing notwithstanding prior receipt by the Subscriber of notice of acceptance of the Subscriber’s Subscription; provided that the Company may not so reject this Subscription after acceptance of the Subscriber’s Subscription and the deposit into escrow of available funds in the amount of the Subscriber’s Subscription Price.

2.15   The Subscriber understands, acknowledges and agrees with the Company that, (i) except as otherwise set forth herein, the subscription hereunder is irrevocable by the Subscriber, (ii) except as required by law, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and (iii) this Agreement and such other agreements of the Subscriber shall survive the death, disability or dissolution of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

2.16   The Subscriber agrees that during the period from the date that Subscriber was first contacted with respect to the Offering through the Closing Date or any abandonment of termination of the Offering, the Subscriber has not and will not, directly or indirectly, through related parties, affiliates or otherwise sell "short" or "short against the box" (as those terms are generally understood) any equity security of the Company.

2.17    The Subscriber acknowledges that the information contained in the Memorandum and this Agreement or otherwise made available to the Subscriber is confidential and non-public and agrees that all such information shall be kept in confidence by the Subscriber and neither used by the Subscriber for the Subscriber’s personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason, notwithstanding that a Subscriber’s subscription may not be accepted by the Company; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision); (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company); or (iv) is required to be disclosed by the Subscriber by law or legal process; provided, further, that Subscriber shall provide the Company with written notice of any legal action that seeks such disclosure and, upon the request and at the expense of the Company, the Subscriber will cooperate in all reasonable respects to contest the disclosure, or obtain a protective order or other remedy.

2.18   If the Subscriber is purchasing the Securities in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Agreement and all other subscription documents, and such other person is an “accredited investor” and otherwise fulfills all the requirements for purchase of the shares as such requirements are set forth herein, concurs in the purchase of the Securities and agrees to be bound by the obligations, representations, warranties and covenants contained herein. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing, which information shall be kept confidential by the Company.

2.19   The Subscriber represents that no authorization, approval, consent or license of any person is required to be obtained for the purchase of the Securities by the Subscriber, other than as have been obtained and are in full force and effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any violation of or constitute a default under any material agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties are bound, or to the best of the Subscriber’s knowledge, any permit, franchise, judgment, order, decree, statute, rule or regulation to which the Subscriber or any of its businesses or properties is subject.

2.20   The Subscriber represents that the representations, warranties and agreements of the Subscriber contained herein, in the Registration Questionnaire attached hereto as Appendix A (the “Registration Questionnaire”) and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on the date hereof and as of the date of Closing as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Securities. The Subscriber agrees that any placement agent in the Offering shall be entitled to rely on the representations, warranties and agreements of the Subscriber contained herein as if such representations, warranties and agreements were made or provided to such placement agent. The Subscriber agrees that the Company shall be entitled to rely on the representations, warranties and agreements of the Subscriber contained herein for the purpose of preparing any Registration Statement prepared by the Company pursuant to Section 6 hereof.

3.    REPRESENTATIONS BY AND COVENANTS OF THE COMPANY.

The Company represents and warrants to the Subscriber that as of the date of this Agreement and at Closing:

3.1    Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect (as hereinafter defined)..

3.2    Capitalization. (a) The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock and 3,000,000 shares of preferred stock. As of September 1, 2005, there were 5,390,950 shares of Common Stock issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and no shares of preferred stock issued and outstanding. In addition, there were 1,100,875 shares of Common Stock reserved for issuance pursuant to outstanding options and warrants. All of the securities issued by the Company have been issued in accordance with all applicable federal and state securities laws. Other than as set forth above and the issuance of shares of Common Stock pursuant to the Transaction, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no preemptive rights or rights of first refusal or similar rights which are binding on the Company permitting any person to subscribe for or purchase from the Company shares of its capital stock pursuant to any provision of law, the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) or the Company’s By-laws (the “By-laws”) or by agreement or otherwise. There are no securities or instruments or any agreements containing or understandings providing for anti-dilution or similar provisions that will be triggered by the issuance of the Securities or issuance of the Warrant Shares. True and correct copies of the Company’s Certificate of Incorporation and By-laws are contained or incorporated into the exhibits to the Term Sheet.

(b)    The Securities have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The Warrant Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in the Warrant, will be duly authorized, validly issued, fully paid and non-assessable. No stockholder of the Company has any right to request or require the Company to register the sale of any shares owned by such stockholder under the Securities Act. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

(c)    Each of the Company’s subsidiaries (the "Subsidiaries") is set forth in Schedule 3.2(c ). Each Subsidiary is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Subsidiary (i) has the corporate or other organizational power and authority required for it to own its properties and assets and to carry on its business as it is now being conducted and (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. All the outstanding shares of capital stock of, or other ownership interests in, the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and are owned by the Company free and clear of all liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a "Lien"), except a Lien in favor of lenders. All the outstanding shares of capital stock of, or other ownership interests in, the Subsidiaries are wholly owned by the Company. Other than the Subsidiaries, there are no entities 10% or more of whose outstanding voting securities or other equity interests are owned, directly or indirectly, through one or more intermediaries, by the Company.

3.3    Authorization; Enforceability. The Company has all corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

3.4    No Conflict; Governmental and Other Consents.

(a)    The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any Subsidiary is bound, or of any provision of the Certificate of Incorporation or By-Laws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any material lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company or any Subsidiary.

(b)    No consent, approval, authorization or other order of any governmental authority or other third-party is required to be obtained by the Company or any Subsidiary in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Securities, except such filings as may be required to be made with the SEC, the NASD and with any state or foreign blue sky or securities regulatory authority. Without limiting the foregoing, and assuming the accuracy of the Subscriber’s representations and warranties set forth in Article II, no registration under the Securities Act is required for the offer and sale of the Shares and Warrants by the Company to the Subscriber or the issuance of Warrant Shares as contemplated hereby. The issuance and sale of the Shares and Warrants hereunder does not, and the issuance of Warrant Shares will not, contravene the rules and regulations of the NASDAQ National Market.

3.5    Accuracy of SEC Filings. All reports and any amendments thereto required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“SEC Reports”) have been duly filed; complied at the time of filing in all material respects with the requirements of their respective forms and the rules and regulations thereunder; except to the extent updated or superseded by any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished; and as updated or superseded such reports do not contain (as of their respective dates) any untrue statements of a material fact nor omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.6    Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

3.7    Material Changes. Since the date of the latest financial statements included in the SEC Reports, except as disclosed in the SEC Reports, in this Agreement or in the case of clause (ii) in connection with the Transaction, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company and its Subsidiaries have not incurred any liabilities (contingent or otherwise) other than (x) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company’s financial statements pursuant to generally accepted accounting principles in the United States (“GAAP”) or required to be disclosed in filings made with the SEC, (iii) the Company and its Subsidiaries have not altered its method of accounting, except as may be required by a change in accounting standards, or the identity of its auditors, (iv) the Company and its Subsidiaries have not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company and its Subsidiaries have not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information. “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement and the Warrants, (ii) a material and adverse effect on the results of operations, assets, condition (financial or otherwise), business or prospects of the Company and its Subsidiaries, taken as a whole or (iii) a material and adverse impairment to the Company's ability to perform on a timely basis its obligations under this Agreement and the Warrants. “Affiliate” means any person (including any individual or entity) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed under Rule 144.

3.8    Compliance. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) to the Company’s knowledge, is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

3.9    Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the offering described in the Term Sheet or (ii) except as set forth in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof (in his or her capacity as such) is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the Company’s knowledge, there is not pending any investigation by the SEC involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Company is not nor has it ever been the subject of any Action involving a claim of violation of or liability under federal or state securities laws. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

3.10   Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

4.    TERMS OF SUBSCRIPTION.

4.1    The Company reserves the right to reject the subscription made hereby, in whole or in part, in its sole discretion; provided that the Company may not so reject such subscription after acceptance of the Subscriber’s Subscription and the deposit into escrow of available funds in the amount of the Subscriber’s Subscription Price.

4.2    Pending the sale of the Securities, all funds paid hereunder shall be deposited by the Company in escrow with the Escrow Agent.

4.3    The Subscriber hereby authorizes and directs the Company to deliver the Shares and Warrants to be issued to the Subscriber pursuant to this Agreement to the residential or business address(es) for delivery of the Securities indicated on the signature page hereto.

4.4    The Subscriber hereby authorizes and directs the Company to return, without interest, any funds for unaccepted subscriptions to the same account from which the funds were drawn. If the Closing shall not have taken place by the Expiration Date, all funds paid by the Subscriber will be returned to the Subscriber without interest.

4.5    The Company’s agreement with each Subscriber is a separate agreement and the sale of the Securities to each Subscriber is a separate sale. The Subscribers are not a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

4.6    At the Closing, Subscriber shall receive an opinion of counsel to the Company covering the legal matters set forth on Appendix B attached hereto.

5.    CLOSING CONDITIONS.

5.1    The Subscribers’ obligation to purchase the Securities at the Closing is subject to (a) the closing of the Transaction on or before the Expiration Date, and (b) the truth and accuracy of each of the representations and warranties of the Company as of the Closing as if made at the Closing, which conditions may be waived in writing at the option of each Subscriber to the extent permitted by law.

6.    REGISTRATION RIGHTS.

6.1    The Company covenants and agrees with the Holder that the terms and conditions of this Section 6 shall be contained in each Subscription Agreement entered into by the Company in connection with the Offering.

6.2    As used in this Section 6, the following terms shall have the following meanings:

(a)    “Affiliate” shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

(b)    “Business Day” shall mean a day Monday through Friday on which banks are generally open for business in New York.

(c)    “Holders” shall mean the Subscribers and any person holding Registrable Securities or any person to whom the rights under Article 6 have been transferred in accordance with Section 6.9 hereof.

(d)    “Person” shall mean any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

(e)    The terms “register,”“registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(f)    “Registrable Securities” shall mean the Shares and the Warrant Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC; (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by a Holder or a permitted transferee pursuant to Section 6.9; or (D) are not eligible for sale pursuant to Rule 144(k) (or any successor thereto) under the Securities Act.

(g)    “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 6.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

(h)    “Registration Statement” shall have the meaning ascribed to such term in Section 6.3.

(i)    “Registration Period” shall have the meaning ascribed to such term in Section 6.3.

(j)    “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and, except to the extent set forth in the definition of Registration Expenses, all fees and expenses of legal counsel for any Holder.

  6.3    (a) Subject to the terms herein, the Company will, as soon as practicable but not later than 30 days following the date of Closing Date, (i) file a registration statement with the SEC on the appropriate form (the “Registration Statement”) to allow the resale of the Registrable Securities under the Securities Act and in accordance with the plan of distribution to be provided by the Holder, and use its reasonable best efforts to have such Registration Statement declared effective by the SEC prior to the date which is 90 days after the date of Closing (the “Registration Effective Date”) (following advice from the SEC that the Registration Statement is not being reviewed or, if reviewed, that the staff has no comments, subject to Section 6.5(b)(v) hereof, the Company will make a request for acceleration of the effective date to a date not later than 3 business days thereafter); and (ii) cause such Registration Statement to remain effective (the “Registration Period”) until the earlier of (A) such date as the holders of the securities have completed the sale of all of the Registrable Securities described in the Registration Statement or (B) at such time that such shares have become eligible for sale pursuant to Rule 144(k) (or any successor thereto) under the Securities Act. To the extent permissible, such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416 under the Securities Act), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.

(b)    The Holder and the Company hereby agree that the obligations of the Company under this Section 6.3 shall not (i) for a period of up to 15 days, require the Company to make any initial or continuing disclosure in the event that the Company determines in good faith and upon advice of counsel that there are present material undisclosed circumstances or developments with respect to which the disclosure that would be required would have a material adverse effect on the Company, or (ii) prevent the Company from contesting any position taken by the Commission in any comment letter that, in each case, it determines in good faith as advised by counsel is not required or may not be in the best interests of the Company or its shareholders or (iii) require the Company, to incur any expenses which are not reasonable in the circumstances.

(c)    If: (i) a Registration Statement is not filed within 30 days of the Closing Date or (ii) subject to Section 6.3(b)(i), the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within three business days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or is not subject to further review, or (iii) prior to the date when such Registration Statement is first declared effective by the Commission, and subject to Section 6.3(b)(ii), the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 30 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission on or before the Registration Effectiveness Date, other than due to (x) the failure of the Commission to deliver its initial written comments on such Registration Statement within 30 days of its filing, (y) the delivery by the Commission of comments on the Company’s subsequent filings (except to the extent that such subsequent comments were due to the Company’s failure to respond in the manner and to the extent required by the comments of the Commission) or (z) the failure of the Commission to timely deliver written comments on the Company’s subsequent filings or (v) after a Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities, for in any such case other than as provided in Section 6.7(b) (any such failure or breach being referred to as an “Event,” and the date of the occurrence of such breach or failure being an “Event Date”), then in addition to any other rights the Holder may have hereunder or under applicable law: (x) on the first monthly anniversary of such Event Date the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.5% of the aggregate purchase price paid by such Holder pursuant to this Agreement for any Registrable Securities then held by such Holder; and (y) on each subsequent monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.5% of the aggregate purchase price paid by such Holder pursuant to this Agreement for any Registrable Securities then held by such Holder; provided, however, that in no event shall the sum of the partial liquidated damages payable pursuant to (x) and (y) exceed 20% of the aggregate purchase paid by such Holder pursuant to this Agreement for any Registrable Securities then held by such Holder. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

6.4    All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 6.3 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders.

6.5    In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(a)    use its best efforts to keep such registration, and any qualification, exemption or compliance under state or federal securities laws which the Company determines to obtain, continuously effective until the termination of the Registration Period; and

(b)    advise the Holders as soon as practicable:

(i)    when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)    of any request, following the effectiveness of the Registration Statement, by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii)   of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iv)    of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)    of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading (which notice will be accompanied by an instruction to suspend the use of the prospectus until such changes have been made);

(c)    make every commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

(d)    furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the SEC;

(e)    during the Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto. In addition, upon the reasonable request of the Holder and subject in all cases to confidentiality protections reasonably acceptable to the Company, the Company will meet with a Holder or a representative thereof at the Company’s principal office to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities, and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s principal office;

(f)    prior to any public offering of Registrable Securities pursuant to any Registration Statement, register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(g)    upon the occurrence of any event contemplated by Section 6.5(b)(v) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter promptly delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h)    upon the submission by any Holder to the Company, its counsel or as instructed by Company counsel of (i) certificates representing Registrable Securities, (ii) a statement of such Holder that it intends to sell the Registrable Securities evidenced by such certificates in accordance with the plan of distribution set forth in the Registration Statement, and (iii) a request that the Registrable Securities evidenced by such certificates be issued free of restrictive legend then, subject to the continued effectiveness of the Registration Statement in accordance with the terms hereof, cause Company counsel to deliver to the Company’s transfer agent instructions to issue certificates evidencing such Registrable Securities free of restrictive legend;

(i)    comply in all material respects with all applicable rules and regulations of the SEC, and make generally available to its security holders not later than 45 days (or 90 days if the fiscal quarter is the fourth fiscal quarter) after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act; and

(j)    cause the Registrable Securities to be included for listing and trading on the Nasdaq Stock Market or any other exchange on which the Company’s Common Stock is then listed for trading.

6.6    (a)    To the extent permitted by law, the Company shall indemnify each Holder, each underwriter of the Registrable Securities and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, or any amendment or prospectus relating thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each Holder, each underwriter of the Registrable Securities and each person controlling such Holder, for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such registration statement or prospectus; provided, further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with its covenants and agreements contained in this Agreement respecting sales of Registrable Securities.

(b)    Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter of the Registrable Securities and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, or any amendment or prospectus relating thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, each underwriter of the Registrable Securities and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder and stated to be specifically for use in preparation of such registration statement or prospectus; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the Holder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the net proceeds received by such Holder in the offering, except in the event of fraud by such Holder.

(c)    Each party entitled to indemnification under this Section 6.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that (i) counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld); (ii) there shall not, in the reasonable opinion of counsel for the Indemnified Party, exist a material conflict on a material issue between the position of the Indemnified Party and the Indemnifying Party; and (iii) the Indemnifying Party shall provide reasonable assurance to the Indemnified Party of its financial capacity to defend and provide indemnification with respect to such claim. The Indemnified Party may participate in such defense at such Indemnified Party’s expense. Failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

(d)    If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities pursuant to this Section 6.6(d) in excess of the net proceeds received by such Holder in the Offering, except in the event of fraud by such Holder.

6.7    (a)    Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by Section 6.3 until its receipt of copies of the supplemented or amended prospectus from the Company, such prospectus to be forwarded promptly to the Holder by the Company, and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b)    Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 6.3 during (i) any period, not to exceed one 30-day period within any one 12-month period, the Company requires in connection with a primary underwritten offering of equity securities and (ii) any period, not to exceed two 30-day periods within any one 12-month period, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable and provided that all Holders and all holders of registration rights in respect of capital stock of the Company are similarly bound.

(c)    As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Article 6, including the information required by the Registration Questionnaire attached hereto as Appendix A.

(d)    Each Holder hereby covenants with the Company that it will (i) not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 6.5(e) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective, and (ii) not make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

(e)    Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(f)    At the end of the Registration period, the Holders of Registrable Securities included in the Registration Statement shall discontinue sales of shares pursuant to such Registration Statement and shall be eligible to sell such shares pursuant to Rule 144(k).

6.8    With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its reasonable best efforts to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)    so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

6.9    The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 6.2 may be assigned in full or in part by a Holder in connection with a transfer by such Holder of its Registrable Securities, provided, however, that (i) such transfer may otherwise be effected in accordance with applicable securities laws (and the Company may require an opinion of Holder’s counsel with respect thereto); (ii) such Holder gives prior written notice to the Company; and (iii) such transferee (x) delivers to the Company a Registration Questionnaire in the form attached as Appendix A, (y) agrees to comply with the terms and provisions of this Agreement, and (z) such transfer is otherwise in compliance with this Agreement.

6.10    The Company shall use commercially reasonable best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed.

6.11    With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this Article 6 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended provided that such waiver or amendment shall apply to all Holders similarly. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

7.    MISCELLANEOUS.

7.1    All notices, requests and other communications under this Agreement shall be in writing, and shall be deemed given if delivered to the addressees in person or by recognized overnight courier, mailed by certified or registered mail, return receipt requested, or by facsimile or e-mail transmission, as follows:

If to the Company:	Netsmart Technologies, Inc.
3500 Sunrise Highway, Suite D122
Great River, NY 11739
Attention: James L. Conway, Chief Executive Officer
Facsimile: 631-968-2123
Email: jconway@csmcorp.com

If to a Subscriber, at such address as such Subscriber shall have provided in writing to the Company or such other addresses as such Subscriber furnishes by notice given in accordance with this Section 7.1 or such other address as may be designated in writing hereafter, in the same manner, by such person.

7.2    Except as provided in Section 6.10 above, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

7.3    Subject to the provisions of Section 6.9, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

7.4    Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Securities as herein provided; subject, however, to the right hereby reserved to the Company to reject this subscription in accordance with Section 2.15, enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

7.5    Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law.

7.6    The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

7.7    It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

7.8    The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

7.9    This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

7.10   (a)    The Subscribers severally agree not to issue any public statement with respect to the Subscribers’ investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

(b)    The Company agrees not to issue any public statement with respect to the Subscribers’ investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company or to disclose the names, addresses or any other information about the Subscribers, except as required by applicable law or under any applicable order, rule or regulation and to satisfy its obligations under Section 6.

7.11    The Subscriber represents and warrants that it has not engaged, consented to nor authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Subscriber hereby severally agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Subscriber hereunder.

7.12    Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except for the holders of Registrable Securities.

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8.    CONFIDENTIAL INVESTOR QUESTIONNAIRE.

8.1    The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL except as otherwise required by law. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A ___	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation: In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B ___
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C ___	The undersigned is a director or executive officer of the Company which is issuing and selling the Securities.

Category D ___
The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E ___	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F ___
The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.(describe entity)

Category G ___
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor“ as defined in Regulation 506(b)(2)(ii) under the Securities Act.

Category H ___
The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing Date in the event that the representations and warranties in this Section 8 shall cease to be true, accurate and complete.

8.2    SUITABILITY (please answer each question)

(a)  For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

(b)    For an individual Subscriber, please describe any college or graduate degrees held by you:

(c)    For all Subscribers, please state whether you have you participated in other private placements:

YES_______   NO_______

(d)    If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public	Private
	Companies	Companies

Frequently	___________	___________
Occasionally	___________	___________

(e)    For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

YES_______   NO_______

(f)    For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

YES_______   NO_______

(g)    For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES_______   NO_______

(h)    For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES_______   NO_______

(i)    For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES_______   NO_______

8.3    MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a)	Individual Ownership

(b)	Community Property

(c)	Joint Tenant with Right of Survivorship (both parties must sign)

(d)	Partnership*

(e)	Tenants in Common

(f)	Company*

(g)	Trust*

(h)	Other

*If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

8.4    NASD AFFILIATION.

Are you affiliated or associated with an NASD member firm (please check one):

Yes _________  No __________

If Yes, please describe:
_________________________________________________________
_________________________________________________________
_________________________________________________________

*If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

_________________________________
Name of NASD Member Firm

By: ______________________________
Authorized Officer

Date: ____________________________

8.5 The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Section 8 and such answers have been provided under the assumption that the Company will rely on them.

For Residents of New York:

THE UNDERSIGNED NEW YORK STATE RESIDENT UNDERSTANDS THAT THIS OFFERING HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK BECAUSE OF THE OFFEROR'S REPRESENTATIONS THAT THIS IS INTENDED TO BE A NON-PUBLIC OFFERING PURSUANT TO SEC REGULATION D, AND THAT IF ALL OF THE CONDITIONS AND LIMITATIONS OF THE SEC REGULATION ARE NOT COMPLIED WITH, THE OFFERING WILL BE RESUBMITTED TO THE ATTORNEY GENERAL FOR AMENDMENT EXEMPTION. I UNDERSTAND THAT ANY OFFERING LITERATURE USED IN CONNECTION WITH THIS OFFERING HAS NOT BEEN PRE-FILED WITH THE ATTORNEY GENERAL AND HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL .

THE INTERESTS ARE BEING PURCHASED FOR MY OWN ACCOUNT FOR INVESTMENT, AND NOT FOR DISTRIBUTION OR RESALE TO OTHERS. I AGREE THAT I WILL NOT SELL OR OTHERWISE TRANSFER THESE SECURITIES UNLESS THEY ARE REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. I REPRESENT THAT I HAVE ADEQUATE MEANS OF PROVIDING FOR MY CURRENT NEEDS AND POSSIBLE PERSONAL CONTINGENCIES, AND THAT I HAVE NO NEED FOR LIQUIDITY OF THIS INVESTMENT.

IT IS UNDERSTOOD THAT ALL DOCUMENTS, RECORDS AND BOOKS PERTAINING TO THIS INVESTMENT HAVE BEEN MADE AVAILABLE FOR INSPECTION BY MY ATTORNEY AND/OR MY ACCOUNTANT AND/OR MY OFFEREE REPRESENTATIVE AND MYSELF, AND THAT THE BOOKS AND RECORDS OF THE ISSUER WILL BE AVAILABLE UPON REASONABLE NOTICE, FOR INSPECTION BY INVESTORS AT REASONABLE HOURS AT ITS PRINCIPAL PLACE OF BUSINESS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE TO FOLLOW]

[Signature Page]

$_____________________
 Dollars Invested

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Entity Name	Entity Name

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone-Business	Telephone--Business

Telephone-Residence	Telephone--Residence

Facsimile-Business	Facsimile--Business

Facsimile-Residence	Facsimile—Residence

Email Address	Email Address

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

Dated:  __________________, 2005

INVESTORS:	PLEASE COMPLETE THE REGISTRATION QUESTIONNAIRE ATTACHED HERETO AS APPENDIX A.

This Subscription Agreement is agreed to and accepted by the Company as of _____________, 2005.

NETSMART TECHNOLOGIES, INC.

By:____________________________________
Name:
Title:

CERTIFICATE OF SIGNATORY

(To be completed if Securities are
being subscribed for by an entity)

I,____________________________, am the____________________________ of __________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Securities, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ______ day of _________________, 2005.

________________________________________________________
(Signature)

APPENDIX A

Netsmart Technologies, Inc.

REGISTRATION QUESTIONNAIRE
FOR
SELLING STOCKHOLDERS

Name: ________________________________
(Please Print)

This questionnaire is intended to provide information for a registration statement (the “Registration Statement”) to be filed by Netsmart Technologies, Inc. (the “Company”) covering the resale of the Shares and Warrant Shares acquired by you as contemplated by the accompanying Subscription Agreement. Please complete (attaching separate sheets if additional space is needed), date and sign this questionnaire and return it together with your completed subscription agreement.

YOU MUST ANSWER EVERY QUESTION. If a question is inapplicable to you or your answer is in the negative, please so state by inserting “N/A.” If you are in doubt whether a particular question requires an affirmative response from you, please furnish full particulars so that those persons responsible for preparing the Registration Statement and Prospectus can determine whether any disclosure based on your answer is required. Information requested in this questionnaire is as of the date you complete the questionnaire, unless otherwise indicated. Your furnishing such information does not necessarily mean that such information will be disclosed.

DEFINITIONS

Your answers to this questionnaire should be made upon the basis of the following definitions of terms used in this questionnaire:

The term “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power, which includes the power to vote, or direct the voting of, such security or (2) investment power, which includes the power to dispose or direct the disposition of such security. A person may be regarded as having voting power of a security which is owned (i) by his spouse or minor children or by any of his relatives or his spouse’s relatives who share the same home with him, (ii) a partnership of which he is a partner or (iii) a corporation of which he is a substantial shareholder. A person is also deemed to be the beneficial owner of shares which that person has the right to acquire within 60 days, including but not limited to any right to acquire through the exercise of an option, through conversion of a security, pursuant to the power to revoke a trust or pursuant to the automatic termination of a trust.

The term “material,” when used to qualify a requirement for the furnishings of information as to any subject, limits the information required to those matters about which the average prudent investor should reasonably be informed before buying or selling the securities of the Company. If you are in doubt as to the materiality of certain information, you should relate sufficient facts to enable the Company and its advisors to reach a conclusion as to its materiality.

QUESTIONS

QUESTION 1:

State your present position or positions with the Company (if any), including membership on any audit, personnel, compensation or similar committee or committees; any positions held by you during the previous three years; and any positions to which you have been elected or appointed but the duties of which you have not yet assumed. For each position, list the term or expected term of office.

ANSWER:

QUESTION 2:

Other than Shares and Warrant Shares that you will acquire in connection with the Offering, provide below information regarding the equity securities of the Company of which you are the “beneficial owner.”Please refer to the definition of “beneficial owner,” above. Under the column “Nature of Ownership,” please indicate amounts of securities for which you have (a) sole voting power, (b) shared voting power, (c) sole investment power, or (d) shared investment power. Also, if you hold more than 5% of the Company’s securities pursuant to a voting trust or similar agreement, please separately state the amount of such securities held or to be held pursuant to the trust or agreement, the duration of the agreement and the names and addresses of the voting trustees, outlining briefly their voting rights and other powers under the trust or agreement.

ANSWER (attach additional pages if necessary):

Number of	Nature of
Shares	Ownership	Title of Securities

QUESTION 3:

If you plan to offer your shares of Common Stock through the selling efforts of brokers or dealers, describe the terms (and attach copies) of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s), including volume limitations on sales, parties to the agreement and the conditions under which the agreement may be terminated. If known, identify the broker(s) or dealer(s), which will participate in the offering and state the amount to be offered through each.

ANSWER:

QUESTION 4:

Describe below any information known to you, and if none state “none,” pertaining to underwriting compensation and arrangements or any dealings between any underwriter or related person, member of the NASD or a person associated with a member of the NASD, and the Company or any controlling stockholder thereof since January 1, 2000.

ANSWER:

QUESTION 5:

State below whether you or any of your associates are a member of NASD, a controlling shareholder of a member, a person associated or affiliated with a member or an underwriter or related person with respect to the proposed offering. If you responded “yes,” describe such relationship:

ANSWER:

QUESTION 6:

Are you a broker-dealer or affiliated with a broker-dealer?

ANSWER:

Yes ______ No______

QUESTION 7:

If you are a broker-dealer or are affiliated with a broker-dealer, did you purchase the securities in the ordinary course of business?

ANSWER:

Yes ______ No______

QUESTION 8:

If you are affiliated with a broker-dealer, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities at the time that you purchased the securities?

ANSWER:

Yes ______ No______

Please note that the SEC takes the position that if you are a broker-dealer, you are to be identified in the Registration Statement as an underwriter. In the “Plan of Distribution,” the Registration Statement will provide substantially as follows:

“The selling stockholders and any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the issued and outstanding shares of common stock or the shares of stock issuable upon exercise of warrants may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by these broker-dealers, agents or underwriters and any profits realized by the selling stockholders on the resales of the securities may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.”

QUESTION 9:

Are there specific individuals who have voting or investment control over the securities? If you are an entity, you must answer “yes” to this question and identify such individual(s) by name below.

ANSWER:

Yes ______ No______

If you answered “yes”, please list the names of such individuals:

The answers to the foregoing questions are true and correct to the best of the undersigned’s knowledge, information and belief. The undersigned agrees to promptly notify the Company in writing of (a) any transfer by you of your Shares or Warrants, (b) sales of common stock of the Company (giving the number of shares sold and the name of the broker-dealer used) and (c) any other changes in the answers to this questionnaire that should be made as a result of any material development occurring subsequent to the date hereof.

Dated: ___________, 2005.

____________________________________
Signature

APPENDIX B
Form of Opinion of Counsel

Counsel’s opinion shall be based on a customary review of the transaction documents, the Company’s charter and by-laws, all material contracts filed as exhibits to the Company’s filings with the Commission and the provisions of applicable law and shall be subject only to customary limitations and qualification. Such opinion shall be to substantially the following effect:

1.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the Delaware and has the requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of New York

2.    The Company has the corporate power and authority and has taken all requisite corporate action necessary for (i) the authorization, execution and delivery of the Subscription Agreements, (ii) the authorization of the performance of all obligations of the Company under the Subscription Agreements, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Subscription Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and equitable principles.

3.    The Shares have been duly authorized and are validly issued, fully paid and nonassessable. Upon the due exercise of the Warrants, the Warrant Shares issuable upon such exercise will be duly authorized, validly issued, fully paid and non-assessable. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the full exercise of the Warrants.

4.    To our knowledge, no person is entitled to any preemptive right or right of first refusal with respect to the issuance of the Securities and to our knowledge, there are no outstanding preemptive or similar rights relating to the purchase of the Securities.

5.    The execution, delivery and performance by the Company of the Subscription Agreements and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official known to us other than those that have been made or obtained which are in full force and effect and post-sale filings pursuant to applicable state and federal securities laws.

6.    The execution, delivery and performance of the Subscription Agreements by the Company and the issuance and sale of the Securities does not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or Bylaws, (ii) any material statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, known to us and having jurisdiction over the Company or any of its respective assets or properties, or (iii) any of the material agreements and instruments listed as an Exhibit to the Company’s SEC Reports.

B-1

7.    Except as described in the SEC Reports, to our knowledge there are no pending material actions, suits or proceedings against or affecting the Company.

8.    Assuming the representations made by the Subscribers contained in Articles 2 and 8 of the Subscription Agreements are true and correct, the initial sale of the Securities and the issuance of the Warrant Shares as contemplated by the Subscription Agreements is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

B-2

EXHIBIT W

NETSMART TECHNOLOGIES, INC.
COMMON STOCK WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS WARRANT IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

This certifies that [ ] (the “Holder”), or assigns, for value received, is entitled to purchase from Netsmart Technologies, Inc., a Delaware corporation (the “Company”), subject to the terms set forth below, a maximum of [ ] fully-paid and nonassessable shares (subject to adjustment as provided herein) (the “Warrant Shares”) of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), for cash at a price of $11.00 per share (subject to adjustment as provided herein) (the “Exercise Price”) at any time or from time to time up to and including 5:00 p.m. (Eastern Time) on [ ], 2010 (the “Expiration Date”), subject to the Company’s right to redeem this Warrant as described in Section 4 hereof, upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly completed and signed and upon payment of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price is subject to adjustment as provided in Section 3 of this Warrant. This Warrant is issued subject to the following terms and conditions:

1.    Exercise, Issuance of Certificates. Subject to Section 4 hereof, the Holder may exercise this Warrant at any time or from time to time on or prior to the Expiration Date for all or any part of the Warrant Shares (but not for a fraction of a share) that may be purchased hereunder, as that number may be adjusted pursuant to Section 3 of this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares (such date, a “Date of Exercise”). Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense as soon as practicable after the rights represented by this Warrant have been so exercised, but in any event not later than three business days following the Date of Exercise. In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase. Each stock certificate so delivered shall be registered in the name of such Holder and issued with a legend in substantially the form of the legend placed on the front of this Warrant.

(a)    Subject to the Holder’s valid exercise of this Warrant in accordance with the preceding terms of this Section 1, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any subsequent action or inaction by the Holder to enforce the same. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(b)    Payment of Exercise Price. The Holder shall pay the Exercise Price by delivering immediately available funds to the Company.

2.    Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all Warrant Shares, will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.

3.    Adjustment of Exercise Price and Number of Shares. The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

(a)    Subdivision or Combination of Stock. In the event the outstanding shares of the Company’s Common Stock shall be increased by a stock dividend payable in Common Stock, stock split, subdivision, or other similar transaction occurring after the date hereof into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares issuable hereunder proportionately increased. Conversely, in the event the outstanding shares of the Company’s Common Stock shall be decreased by reverse stock split, combination, consolidation, or other similar transaction occurring after the date hereof into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable hereunder proportionately decreased.

(b)    Reclassification. If any reclassification of the capital stock of the Company or any reorganization, consolidation, merger, or any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the business and/or assets of the Company (the “Reclassification Events”) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such Reclassification Event, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities, or other assets or property as may be issued or payable with respect to or in exchange for, the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. Upon any Reclassification Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares), shall thereafter be applicable, as nearly as practicable, to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

(c)    Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be prepared and signed by the Company’s Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such adjusted Exercise Price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(d)    Other Notices. In case at any time:

(i)     any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

(ii)    any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other Person;

(iii)   any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(iv)    any offer by the Company for subscription to the holders of the Common Stock of any additional shares of stock of any class or other rights;

then and in each such event the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or a favorable vote of stockholders, if either is required. Such notice shall be delivered at least 20 days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.

4.    Redemption of Warrants.

(a)    Redemption. This Warrant may be redeemed at the option of the Company, at any time after one (1) year from the date hereof, following a period of twenty (20) consecutive trading days during which the per share volume weighted average price (“VWAP”) of the Common Stock equals or exceeds $30 per share, upon notice as set forth in Section 4(b) hereof, and at a redemption price equal to one-tenth of one cent ($0.001) (the “Redemption Price”) for each Warrant Share purchasable under this Warrant; provided, however, that this Warrant may not be redeemed by the Company unless the resale of the Warrant Shares purchasable hereunder has been registered under the Securities Act of 1933, as amended (the “Act”) or are otherwise freely tradable. For purposes of this Section, VWAP shall be determined with reference to the volume weighted closing sale price on the primary market on which the Common Stock is traded, as reported by UBS. This Warrant may be redeemed only if all Warrants of the Company issued contemporaneously with this Warrant in the Offering (as defined in the Subscription Agreement dated September ______, 2005 are concurrently redeemed).

(b)    Notice of Redemption. In the case of any redemption of this Warrant, the Company shall give written notice of such redemption to the Holder hereof by first-class mail, postage prepaid, to the Holder’s last address of record with the Company, not less than thirty (30) days prior to the date fixed by the Company for redemption (such date, the “Redemption Date”). Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Each such notice shall specify the Redemption Date, the place of redemption and the aggregate Redemption Price, and shall state that payment of the Redemption Price will be made up on surrender of this Warrant at the place of redemption specified in such notice, and that if not exercised by the close of business on the Redemption Date, the exercise rights of the Warrant shall expire unless extended by the Company. Such notice shall also state the current Exercise Price and the Expiration Date of the Warrant, unless extended by the Company.

(c)    Payment of Redemption Price. If notice of redemption shall have been given as provided in Section 4(b), the Redemption Price shall, unless the Warrant is theretofore exercised pursuant to the terms hereof, become due and payable on the Redemption Date and at the place stated in such notice. After 5:00 p.m. (Eastern Time) on such Redemption Date, the exercise rights of this Warrant shall expire and this Warrant shall be null and void.

5.    No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent to receive notice as a stockholder of the Company on any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares or other securities purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

6.    No Impairment. The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

 7.    Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against whom enforcement of the same is sought.

8.    Notices. Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered by hand or messenger or shall be sent by certified mail, postage prepaid, or by overnight courier to the Holder at its address as shown on the books of the Company or to the Company at its principal place of business or such other address as either may from time to time provide to the other. Each such notice or other communication shall be treated as effective or having been given: (i) when delivered if delivered personally, (ii) if sent by registered or certified mail, at the earlier of its receipt or three business days after the same has been registered or certified as aforesaid, or (iii) if sent by overnight courier, on the next business day after the same has been deposited with a nationally recognized courier service.

9.    Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York applicable to contracts to be performed entirely within such State.

10.   Lost or Stolen Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

11.   Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Exercise Price on the date the Form of Subscription is received by the Company.

12.   Acknowledgement. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding, acknowledge in writing, in form reasonably satisfactory to the Holder, the continued validity of this Warrant and the Company’s obligations hereunder.

13.   Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and, subject to the terms of Section 13, the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

14.   Transfer. This Warrant shall be transferable only on the books of the Company maintained at its principal place of business, upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Warrant to the person entitled thereto.

15.   Payment of Taxes. The Company shall not be required to pay any tax or taxes which may be payable with respect to any transfer of the Warrant or the Warrant Shares.

16.   Severability of Provisions. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

* * *
IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of this [ ] day of [ ], 2005.

Netsmart Technologies, Inc.,

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: Netsmart Technologies, Inc.

The undersigned, the holder of the attached Common Stock Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                                    1  shares of Common Stock of Netsmart Technologies, Inc. and such holder herewith makes payment of $_________.

The undersigned requests that certificates for such shares be issued in the name of, and delivered to:
______________________________________________________________________________
whose address is:________________________________________________________________.
DATED:  _____________________

__________________________________________
(Signature must conform in all respects to name of
Holder as specified on the face of the Warrant)

Name: _____________________________________

Title: ______________________________________

______________________________________
1 Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for any stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

AMENDMENT TO SUBSCRIPTION AGREEMENT

THIS AMENDMENT TO SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the date set forth on the signature page hereof between Netsmart Technologies, Inc., a Delaware corporation, having its principal office at 3500 Sunrise Highway, Suite D122, Great River, NY 11739 (the “Company”), and the undersigned (the “Subscriber”).

W I T N E S S E T H:

WHEREAS, the Company offered (the “Offering”) to a limited number of “accredited investors,” as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), shares (the “Shares”) of its Common Stock, par value $.01 per share (“Common Stock”), and, in addition to the Shares, a 5-year warrant (the “Warrant”) to purchase, for an initial exercise price of $11 per share, 1 share of Common Stock for every 4 Shares purchased in the Offering (the “Warrant Shares”). (The Shares and the Warrant to be purchased, sometimes collectively referred to as a “Unit” and such Shares, Warrants and the Warrant Shares are collectively referred to herein as the “Securities”); and

WHEREAS, pursuant to a subscription agreement dated as of September 19, 2005 (the “Subscription Agreement”), the Subscriber subscribed for Securities in the Offering, which subscription was accepted by the Company;

WHEREAS, the Company now desires that Subscriber reduce the number of Units for which it subscribed in the Offering and, in consideration for a reduction in the price of the Units and the execution and delivery of a Participation Agreement of even date, Subscriber has agreed to so reduce its prior subscription.

NOW, THEREFORE, in consideration of the mutual promises and the representations and covenants hereinafter set forth, the parties hereto agree as follows:

1.    The Subscriber hereby subscribes for the number of Units set forth on the signature page hereof, at a price of $9.1696 per Unit.

2.    Except as specifically provided in this Agreement, the Subscription Agreement is in all other respects hereby ratified and confirmed without amendment.

3.    Miscellaneous

(a)    This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

(b)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement, together with the Subscription Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

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(c)    Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law.

(d)    The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

(e)    This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

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[Signature Page]

$_____________________ Dollars Invested	Number of Units Purchased ________

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Entity Name	Entity Name

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone-Business	Telephone--Business

Telephone-Residence	Telephone--Residence

Facsimile-Business	Facsimile--Business

Facsimile-Residence	Facsimile—Residence

Email Address	Email Address

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

Dated:   ______________________, 2005

INVESTORS:	PLEASE CONFIRM THAT THE PREVIOUSLY SUBMITTED REGISTRATION QUESTIONNAIRE IS TRUE, COMPLETE AND CORRECT. Yes_____ No_____

IF NOT, PLEASE COMPLETE THE QUESTIONAIRE ATTACHED AS EXHIBIT A.
This Amendment to Subscription Agreement is agreed to and accepted by the Company as of _____________, 2005.

NETSMART TECHNOLOGIES, INC.

By:____________________________________
Name:
Title:

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CERTIFICATE OF SIGNATORY

(To be completed if Securities are
being subscribed for by an entity)

I,____________________________, am the____________________________ of __________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Amendment to Subscription Agreement and to purchase and hold the Securities, and certify further that the Amendment to Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ______ day of _________________, 2005.

__________________________________________________
(Signature)

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APPENDIX A

Netsmart Technologies, Inc.

REGISTRATION QUESTIONNAIRE
FOR
SELLING STOCKHOLDERS

Name: ________________________________
(Please Print)

This questionnaire is intended to provide information for a registration statement (the “Registration Statement”) to be filed by Netsmart Technologies, Inc. (the “Company”) covering the resale of the Shares and Warrant Shares acquired by you as contemplated by the accompanying Subscription Agreement. Please complete (attaching separate sheets if additional space is needed), date and sign this questionnaire and return it together with your completed subscription agreement.

YOU MUST ANSWER EVERY QUESTION. If a question is inapplicable to you or your answer is in the negative, please so state by inserting “N/A.” If you are in doubt whether a particular question requires an affirmative response from you, please furnish full particulars so that those persons responsible for preparing the Registration Statement and Prospectus can determine whether any disclosure based on your answer is required. Information requested in this questionnaire is as of the date you complete the questionnaire, unless otherwise indicated. Your furnishing such information does not necessarily mean that such information will be disclosed.

DEFINITIONS

Your answers to this questionnaire should be made upon the basis of the following definitions of terms used in this questionnaire:

The term “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power, which includes the power to vote, or direct the voting of, such security or (2) investment power, which includes the power to dispose or direct the disposition of such security. A person may be regarded as having voting power of a security which is owned (i) by his spouse or minor children or by any of his relatives or his spouse’s relatives who share the same home with him, (ii) a partnership of which he is a partner or (iii) a corporation of which he is a substantial shareholder. A person is also deemed to be the beneficial owner of shares which that person has the right to acquire within 60 days, including but not limited to any right to acquire through the exercise of an option, through conversion of a security, pursuant to the power to revoke a trust or pursuant to the automatic termination of a trust.

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The term “material,” when used to qualify a requirement for the furnishings of information as to any subject, limits the information required to those matters about which the average prudent investor should reasonably be informed before buying or selling the securities of the Company. If you are in doubt as to the materiality of certain information, you should relate sufficient facts to enable the Company and its advisors to reach a conclusion as to its materiality.

QUESTIONS

QUESTION 1:

State your present position or positions with the Company (if any), including membership on any audit, personnel, compensation or similar committee or committees; any positions held by you during the previous three years; and any positions to which you have been elected or appointed but the duties of which you have not yet assumed. For each position, list the term or expected term of office.

ANSWER:

QUESTION 2:

Other than Shares and Warrant Shares that you will acquire in connection with the Offering, provide below information regarding the equity securities of the Company of which you are the “beneficial owner.”Please refer to the definition of “beneficial owner,” above. Under the column “Nature of Ownership,” please indicate amounts of securities for which you have (a) sole voting power, (b) shared voting power, (c) sole investment power, or (d) shared investment power. Also, if you hold more than 5% of the Company’s securities pursuant to a voting trust or similar agreement, please separately state the amount of such securities held or to be held pursuant to the trust or agreement, the duration of the agreement and the names and addresses of the voting trustees, outlining briefly their voting rights and other powers under the trust or agreement.

ANSWER (attach additional pages if necessary):

Number of	Nature of
Shares	Ownership	Title of Securities

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QUESTION 3:

If you plan to offer your shares of Common Stock through the selling efforts of brokers or dealers, describe the terms (and attach copies) of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s), including volume limitations on sales, parties to the agreement and the conditions under which the agreement may be terminated. If known, identify the broker(s) or dealer(s), which will participate in the offering and state the amount to be offered through each.

ANSWER:

QUESTION 4:

Describe below any information known to you, and if none state “none,” pertaining to underwriting compensation and arrangements or any dealings between any underwriter or related person, member of the NASD or a person associated with a member of the NASD, and the Company or any controlling stockholder thereof since January 1, 2000.

ANSWER:

QUESTION 5:

State below whether you or any of your associates are a member of NASD, a controlling shareholder of a member, a person associated or affiliated with a member or an underwriter or related person with respect to the proposed offering. If you responded “yes,” describe such relationship:

ANSWER:

QUESTION 6:

Are you a broker-dealer or affiliated with a broker-dealer?

ANSWER:

Yes ______ No______

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QUESTION 7:

If you are a broker-dealer or are affiliated with a broker-dealer, did you purchase the securities in the ordinary course of business?

ANSWER:

Yes ______ No______

QUESTION 8:

If you are affiliated with a broker-dealer, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities at the time that you purchased the securities?

ANSWER:

Yes ______ No______

Please note that the SEC takes the position that if you are a broker-dealer, you are to be identified in the Registration Statement as an underwriter. In the “Plan of Distribution,” the Registration Statement will provide substantially as follows:

“The selling stockholders and any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the issued and outstanding shares of common stock or the shares of stock issuable upon exercise of warrants may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by these broker-dealers, agents or underwriters and any profits realized by the selling stockholders on the resales of the securities may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.”

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QUESTION 9:

Are there specific individuals who have voting or investment control over the securities? If you are an entity, you must answer “yes” to this question and identify such individual(s) by name below.

ANSWER:

Yes ______ No______

If you answered “yes”, please list the names of such individuals:

The answers to the foregoing questions are true and correct to the best of the undersigned’s knowledge, information and belief. The undersigned agrees to promptly notify the Company in writing of (a) any transfer by you of your Shares or Warrants, (b) sales of common stock of the Company (giving the number of shares sold and the name of the broker-dealer used) and (c) any other changes in the answers to this questionnaire that should be made as a result of any material development occurring subsequent to the date hereof.

Dated: ___________, 2005.

____________________________________
Signature

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